UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Atlas Energy Solutions Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
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Explanatory Note
This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Atlas Energy Solutions Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2026, in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2026, at 8:00 a.m. Central Time.
The purpose of this Supplement is to correct inadvertent errors in the Proxy Statement regarding the list of headings under the Table of Contents, the number of proposals to be voted upon at the Annual Meeting and the treatment of abstentions for Proposal FOUR — Approval of Atlas Energy Solutions Inc. Employee Stock Purchase Plan.

The changes to the existing disclosure in the Proxy Statement are set forth below under the heading “Revisions to the Proxy Statement.” Capitalized terms not defined in this Supplement are as defined in the Proxy Statement. Other than as set forth below, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC, and the Board of Directors of the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Revisions to the Proxy Statement

The seventeenth item in the Table of Contents, originally included on page ii of the Proxy Statement, is amended and restated in its entirety to read as follows:

PROPOSAL THREE: VOTE ON THE APPROVAL, ON A NON-BINDING ADVISORY VOTE, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	47

The first sentence of Proposals to be Voted Upon at the Annual Meeting, originally included on page 2 of the Proxy Statement, is amended and restated in its entirety to read as follows:

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

•
Proposal ONE: To elect to the Company’s Board of Directors the two Class III directors, Gayle Burleson and Robb L. Voyles, each of whom will hold office until the 2029 Annual Meeting of Stockholders and until their successor is elected and qualified or until their earlier death, resignation or removal;

•	Proposal TWO: To ratify Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	Proposal THREE: To vote on the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation; and

•	Proposal FOUR: To vote on the approval of the adoption of the ESPP.
The second to last paragraph of Proposal FOUR — Approval of Atlas Energy Solutions Inc. Employee Stock Purchase Plan, originally included on page 48 of the Proxy Statement, is amended and restated in its entirety to read as follows:
VOTE REQUIRED
Approval of Proposal FOUR requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of Proposal FOUR, and abstentions will have the effect of a vote against Proposal FOUR.
This Amendment is being filed with the SEC and furnished to shareholders on April 1, 2026.